UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2019

GRANITE CONSTRUCTION INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12911	77-0239383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Beach Street

Watsonville, California 95076

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Convertible Note Offering

On November 1, 2019, Granite Construction Incorporated (the “Company”) closed its offering of $200 million aggregate principal amount of its 2.75% convertible senior notes due 2024 (the “Notes”). The Notes were sold in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company also granted the initial purchasers of the Notes an option to purchase up to an additional $30 million aggregate principal amount of Notes.

The net proceeds from the sale of the Notes were approximately $194.2 million, after deducting the initial purchasers’ discount and estimated expenses payable by the Company. The Company used approximately $22.7 million of the net proceeds from the offering to pay the cost of the convertible note hedge transactions described below (after such cost to the Company was partially offset by the proceeds of the warrant transactions described below). In addition, the Company used approximately $29.9 million of the net proceeds to repurchase 1.26 million shares of the Company’s common stock concurrent with the offering in privately negotiated transactions. The Company intends to use the remainder of the net proceeds from the offering to repay a portion of its revolving credit facility and for general corporate purposes. If the initial purchasers exercise their option to purchase additional Notes, the Company may also sell additional warrants and use a portion of the net proceeds from the sale of the additional Notes to enter into additional convertible note hedge transactions, to repay a portion of its revolving credit facility and for general corporate purposes.

Indenture

The Notes were issued pursuant to an indenture, dated as of November 1, 2019 (the “Indenture”), between the Company and Wilmington Trust, National Association (the “Trustee”). The Indenture and the Notes provide, among other things, that the Notes are the senior unsecured obligations of the Company. The Notes will bear interest at a rate of 2.75% per year, and are payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2020. The Notes will mature on November 1, 2024, unless earlier converted, redeemed or repurchased.

Prior to the close of business on the business day immediately preceding May 1, 2024, the Notes will be convertible at the option of the holders only upon the occurrence of certain events and during certain periods. Thereafter, the Notes will be convertible at the option of the holders at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

The initial conversion rate will be 31.7776 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $31.47 per share of the Company’s common stock), subject to adjustment if certain events occur. The initial conversion price represents a conversion premium of approximately 32.5% to the $23.75 per share last reported sale price of the Company’s common stock on October 29, 2019 on the New York Stock Exchange. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. The Company will not be able to redeem the Notes prior to November 7, 2022. On or after November 7, 2022, the Company will be able to redeem for cash all or any portion of the Notes, at its option, if the last reported sale price of the Company’s common stock is equal to or greater than 130% of the conversion price for a specified period of time, at a redemption price equal to 100% of the principal aggregate amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If the Company undergoes a “fundamental change” as defined in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

If certain corporate events that constitute a “make-whole fundamental change” as set forth in the Indenture occur prior to the maturity date of the Notes or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such event or notice of redemption.

The Indenture contains customary events of default. In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Company or its significant subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, then the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the Notes due and payable immediately.

The foregoing description of the Indenture is a summary only and is qualified in its entirety by reference to the Indenture attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Related Call Spread Transactions

On October 29, 2019, the Company entered into convertible note hedge and warrant transactions (the “Call Spread Transactions”) in connection with the offering of the Notes, with each of Bank of Montreal, Morgan Stanley & Co. International plc and Bank of America, N.A. (the “option counterparties”).

The convertible note hedge transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s common stock underlying the Notes. Concurrently with entering into the convertible note hedge transactions, the Company entered into warrant transactions with the option counterparties whereby the Company sold to the option counterparties warrants to purchase, subject to customary anti-dilution adjustments, up to the same number of shares of the Company’s common stock. The convertible note hedge transactions are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be. However, the warrant transactions would separately have a dilutive effect to the extent that the market value per share of the Company’s common stock exceeds the strike price of the warrants and the Company delivers shares of its common stock upon exercise of such warrants instead of paying cash.

The strike price of the warrant transactions is initially $53.4375 per share, which represents a 125% premium to the last reported sale price of the Company’s common stock of $23.75 per share on October 29, 2019 on the New York Stock Exchange. The Company sold the warrants to the option counterparties for an aggregate amount of approximately $9.8 million.

If the initial purchasers of the Notes exercise their option to purchase additional Notes, the Company may also sell additional warrants to the option counterparties and use a portion of the net proceeds from the sale of the additional Notes to enter into additional convertible note hedge transactions.

The foregoing description of the Call Spread Transactions is a summary only and is qualified in its entirety by reference to the confirmations of the Call Spread Transactions, the forms of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers. The Company entered into the warrant transactions with the option counterparties in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the option counterparties.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Indenture (including Form of Note) with respect to Granite Construction Incorporated’s 2.75% Convertible Senior Notes due 2024, dated November 1, 2019, by and between Granite Construction Incorporated and Wilmington Trust, National Association, as trustee.

10.1	Form of Bond Hedge Confirmation

10.2	Form of Warrant Confirmation

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

Date: November 1, 2019	By:	/s/ M. Craig Hall
M. Craig Hall
Senior Vice President, General Counsel and Secretary